Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
General Growth Properties, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-07241, 333-28449, 333-74461, 333-105882 and 333-125605) on Form S-8 of General Growth Properties, Inc. of our report dated February 24, 2010, with respect to the consolidated balance sheets of GGP/Homart II L.L.C. and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of income and comprehensive income, changes in capital, and cash flows for each of the years in the three-year period ended December 31, 2009, and our report dated February 24, 2010, with respect to the consolidated balance sheets of GGP — TRS L.L.C. and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of income and comprehensive income, changes in members’ capital, and cash flows for each of the years in the three-year period ended December 31, 2009, which reports appear in the December 31, 2009 annual report on Form 10-K of General Growth Properties, Inc.

/s/ KPMG LLP

Chicago, Illinois

March 1, 2010